EXHIBIT 12
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                                           WEINGARTEN REALTY INVESTORS
                           COMPUTATION OF RATIOS OF EARNINGS AND FUNDS FROM OPERATIONS
                                TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS
                                              (AMOUNTS IN THOUSANDS)



                                                              Three Months Ended     Six Months Ended
                                                                  June 30,               June 30,
                                                             -------------------     --------------------
                                                               2000       1999          2000       1999
                                                             ---------  ---------    ---------  ---------
Net income available to common shareholders . . . . . . . .  $ 14,968   $ 14,174     $ 29,409   $ 27,698

Add:
Portion of rents representative of the interest factor. . .       225        363          448        692
Interest on indebtedness. . . . . . . . . . . . . . . . . .    10,668      7,491       20,862     15,524
Preferred dividends . . . . . . . . . . . . . . . . . . . .     5,010      5,010       10,020      9,573
Amortization of debt cost . . . . . . . . . . . . . . . . .       109         80          204        174
                                                             ---------  ---------    ---------  ---------
    Net income as adjusted. . . . . . . . . . . . . . . . .  $ 30,980   $ 27,118     $ 60,943   $ 53,661
                                                             =========  =========    =========  =========

Fixed charges:
Interest on indebtedness. . . . . . . . . . . . . . . . . .  $ 10,668   $  7,491     $ 20,862   $ 15,524
Capitalized interest. . . . . . . . . . . . . . . . . . . .       844        808        1,349      1,255
Preferred dividends . . . . . . . . . . . . . . . . . . . .     5,010      5,010       10,020      9,573
Amortization of debt cost . . . . . . . . . . . . . . . . .       109         80          204        174
Portion of rents representative of the interest factor. . .       225        363          448        692
                                                             ---------  ---------    ---------  ---------
    Fixed charges . . . . . . . . . . . . . . . . . . . . .  $ 16,856   $ 13,752     $ 32,883   $ 27,218
                                                             =========  =========    =========  =========

RATIO OF EARNINGS TO COMBINED FIXED
CHARGES AND PREFERRED DIVIDENDS . . . . . . . . . . . . . .      1.84       1.97         1.85       1.97
                                                             =========  =========    =========  =========


Net income available to common shareholders . . . . . . . .  $ 14,968   $ 14,174     $ 29,409   $ 27,698
Depreciation and amortization . . . . . . . . . . . . . . .    13,122     11,447       26,226     22,990
Loss on sales of property . . . . . . . . . . . . . . . . .                   55                      55
Extraordinary charge (early retirement of debt) . . . . . .                                          149
                                                             ---------  ---------    ---------  ---------
    Funds from operations . . . . . . . . . . . . . . . . .    28,090     25,676       55,635     50,892

Add:
Portion of rents representative of the interest factor. . .       225        363          448        692
Preferred dividends . . . . . . . . . . . . . . . . . . . .     5,010      5,010       10,020      9,573
Interest on indebtedness. . . . . . . . . . . . . . . . . .    10,668      7,491       20,862     15,524
Amortization of debt cost . . . . . . . . . . . . . . . . .       109         80          204        174
                                                             ---------  ---------    ---------  ---------
    Funds from operations as adjusted . . . . . . . . . . .  $ 44,102   $ 38,620     $ 87,169   $ 76,855
                                                             =========  =========    =========  =========

RATIO OF FUNDS FROM OPERATIONS TO COMBINED
FIXED CHARGES AND PREFERRED DIVIDENDS . . . . . . . . . . .      2.62       2.81         2.65       2.82
                                                             =========  =========    =========  =========

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